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                                                                   EXHIBIT 3.14B


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF ORGANIZATION
                                       OF
                   DIGITAL TELEVISION SERVICES OF ALABAMA, LLC

                                       I.

                  The name of the limited liability company is DIGITAL TELEVISION SERVICES OF ALABAMA, LLC.

                                       II.

         The Articles of Organization were filed on February 7, 1997.

                                      III.

         Article I of the Articles of Organization shall be amended to read as follows:

         The name of the limited liability company is DIGITAL TELEVISION SERVICES OF INDIANA, LLC.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned, constituting the sole Member of the Company, has executed these Articles of Amendment to Articles of Organization of Digital Television Services of Alabama, LLC as of October 7, 1997.


                                           SOLE MEMBER:

                                           DTS MANAGEMENT, LLC
                                           A GEORGIA LIMITED LIABILITY COMPANY


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------